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THE LOEWEN GROUP INC.
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                                                       NEWS


Stock Symbols:
NYSE:            LWN
TSE:             LWN
ME:              LWN
(All amounts listed in U.S. dollars)


Contacts:        David A. Laundy              Thomas C. Franco
                 The Loewen Group Inc.        Broadgate Consultants, Inc.
                 (604) 293-7857               (212) 229-2222





                             FOR IMMEDIATE RELEASE


                  LOEWEN GROUP PREVAILS IN TEXAS FEDERAL COURT
 LOEWEN'S ANTITRUST LAWSUIT  AGAINST SCI TO PROCEED IN NEW YORK FEDERAL COURT
                      ALL OTHER SCI CLAIMS ALSO DISMISSED

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VANCOUVER, December 1, 1996 -- The Loewen Group Inc. announced today that the
United States District Court for the Southern District of Texas has granted its motion to dismiss the lawsuit that Service Corporation International (SCI) filed the day before commencing its proposed hostile exchange offer for Loewen. The Texas federal court dismissed SCI's claim for a declaratory judgment, by which SCI sought to stop Loewen from bringing antitrust claims against SCI in any other jurisdiction. Following the Loewen board of directors' rejection of SCI's proposed hostile exchange offer, Loewen filed an antitrust action against SCI in the United States District Court for the Eastern District of New York.



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In his ruling in favor of Loewen, United States District Judge John D. Rainey found that SCI's Texas action was filed in anticipation of Loewen filing its antitrust suit in New York federal court. Judge Rainey also found that SCI sought to preempt Loewen's impending lawsuit in order to gain unfair advantage in choosing the forum for an antitrust action. In support of his opinion, Judge Rainey noted that SCI filed its lawsuit on the very same day that its board decided to make a proposed hostile exchange offer for Loewen's stock, and before that proposed offer was made public or even made known to Loewen's principals. Judge Rainey concluded that these compelling circumstances warranted dismissal of the Texas action in favor of allowing Loewen's New York antitrust action to proceed. Judge Rainey also dismissed SCI's securities law and tortious interference claims, ruling that they were intimately connected to Loewen's antitrust claims and could be heard in the New York action.

The ruling of the Texas federal court clears the way for Loewen to proceed with its antitrust lawsuit in New York federal court challenging the proposed business combination of SCI and Loewen under Section 7 of the Clayton Act and alleging a conspiracy to monopolize between SCI and Equity Corporation International in violation of Section 1 of the Sherman Act. In October, Judge Frederic Block of the New York federal court denied a motion by SCI to dismiss Loewen's antitrust action in favor of the Texas case. The New York action has been stayed since that time pending resolution of the proceedings in the Texas federal court.

Loewen stated that it now intends to vigorously pursue its antitrust lawsuit in New York federal court which alleges SCI's proposed acquisition of Loewen would, if successful, substantially lessen competition in the markets for locally-offered funeral and cemetery services, pre-need funeral services, and the funeral home and cemetery acquisition markets.





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The anti-competitive effects of SCI's hostile takeover proposal are also being reviewed by the FTC and have prompted regulatory scrutiny in numerous states, including New York, Florida, Hawaii, Texas, California, Pennsylvania, Tennessee, Washington, Oregon, Alaska, and North Carolina. In addition, the Canadian Competition Bureau is investigating the effects of the proposal under the Canadian Competition Act, and in that respect has made a request for information from the Company.


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